Exhibit 10.7

***CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF

THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION***

March 30, 2007

MMA NAFB Power, LLC

c/o MMA Renewable Ventures, LLC

44 Montgomery, Suite 2400

San Francisco, CA 94104

Re:	Solar Star NAFB, LLC Unit Transfer Agreement

Ladies and Gentlemen:

We refer to the Solar Star NAFB, LLC Unit Transfer Agreement dated as of March 21, 2007 (the “Agreement”) by and among Solar Star NAFB, LLC (the “Company”), PowerLight Corporation (the “Transferor”) and MMA NAFB Power, LLC (the “Transferee”). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Agreement. The Parties desire to achieve the Closing Date as of the date hereof notwithstanding the fact that certain conditions precedent thereto set forth in the Agreement have not been satisfied. In light of the foregoing, the Parties hereby agree as follows:

1.	Conditions Precedent.

a. Waivers. The Transferee and, to the extent applicable, the Transferor hereby waive the following conditions precedent (each, a “Condition”) to the obligation of Transferee to purchase the Units and the obligation of Transferor to sell the Units on the Closing Date:

(1) the Conditions set forth in Sections 5.1.3 and 5.1.4 of the Agreement (but solely with respect to (x) obtaining the consent of the Secretary of the Air Force on behalf of the United States of America to the conveyance of the Site Lease referred to in paragraph 6 of Schedule 1 to the Agreement (the “Consent”) and (y) the requirement that the Notice of Site Lease referred to paragraph 7 of Schedule 1 to the Agreement be in full force and effect and executed in a form satisfactory to Transferee (the “Notice of Site Lease”));

www.powerlight.com

Corporate Headquarters	Northeast Region	Pacific Region	Southwest Region
2954 San Pablo Avenue	700 South Clinton Avenue	PO Box 38-4299	6 Morgan, Suite 122
Berkeley, CA 94702	Trenton, NJ 08611	Waikoloa, HI 96738	Irvine, CA 92618
510.540.0550	609.964.8900	808.883.9411	949.581.6022

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(2) the Condition set forth in Section 5.1.4 of the Agreement that the Interconnection Agreement between NAFB and NPC described in paragraph 18 of Schedule 1 to the Agreement (the “Interconnection Agreement”) be in full force and effect and executed in a form satisfactory to Transferee;

(3) the Condition set forth in Section 5.1.10 of the Agreement that the meeting between Transferee and NPC referred to in Section 5.1.7 of the Agreement (the “Meeting”) be arranged and held no later than the Closing Date; and

(4) the Condition set forth in Section 5.1.10 of the Agreement that the form of the replacement letter of credit referred to therein (the “Replacement LC”) shall have been approved by NPC and become effective as of the Closing Date, and the Condition set forth in Section 5.2.4 of the Agreement that the Replacement LC shall have been provided to NPC by the Transferee.

b.	Amendments.

(1) The Condition set forth in Section 5.2.5 of the Agreement is hereby amended by replacing the number “$12,456,200” with the number ***.

(2) Other than the payment amount set forth in 1.b(1), no payment to be made pursuant to Sections 17.1 and 18 and Schedule E of the EPC Contract, referred to in paragraph 14 of Schedule 1 to the Agreement, shall be made until two business days following satisfaction of the conditions subsequent set forth in Section 2.a of this letter.

2. Conditions Subsequent. Notwithstanding the waivers set forth in Section 1 above, but subject to Section 4 below, the Parties hereby agree as follows:

a.	the Transferor shall use reasonable best efforts to:

(1)	obtain the Consent, described in Section 1(a)(1) of this letter;

(2)	obtain a fully executed copy of the Interconnection Agreement, described in Section 1(a)(2) of this letter, in a form reasonably satisfactory to the Transferee; and

(3)	(i) cause the Site Lease and the document referred to in paragraph 6 of Schedule 1 to the Agreement to be filed and recorded in the office of the recorder of Clark County, Nevada or (ii) deliver to the Transferee an executed notice of the Site Lease as originally referred to in paragraph 7 of Schedule 1 to the Agreement, in each case no later than April 20, 2007;

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b. the Transferee shall provide the Replacement LC to NPC in a form satisfactory to NPC no later than April 20, 2007; and

c. no later than the second business day following the date on which all of the conditions set forth in the foregoing clauses a. and b. have been satisfied, the Transferee shall arrange for the Company to make, and the Company shall make, a payment in an amount equal to *** less the amount received by the Transferee pursuant to Section 5.2.5 of the Agreement (as amended hereby). All subsequent payments of the Contract Price shall be made in accordance with the EPC Contract, as amended by this letter. For the avoidance of doubt, the payment corresponding to the month of April in the Schedule of Values (as defined in the EPC Contract) shall be payable within 15 days after invoice by the Transferor, which invoice shall not be submitted by the Transferor prior to the date on which the conditions set forth in Sections 2.a and 2.b of this letter are satisfied.

3. Amendments to Order of Closing. Subject to Section 1, and acknowledging the provisions of Section 2, of this letter, Section 7.2.1(b), Section 7.2.2(b), Section 7.2.3(d) and Section 7.2.5 of the Agreement are hereby amended to exclude therefrom the delivery or issuance of those items set forth therein that have been expressly waived as Conditions by the provisions of Section 1 of this letter.

4. Reconveyance. If the conditions set forth in Section 2(a) of this letter are not satisfied on or prior to April 20, 2007, the Parties shall negotiate in good faith with a view to modifying the terms of the transaction contemplated by the Agreement in a manner mutually acceptable to the Parties; provided, however, if the Parties are unable to reach agreement as to the modification of such terms by ***, then the Parties shall unwind the Agreement, the result of which will require the Parties, within 2 Business Days thereafter (such date being, the “Reconveyance Date”), to execute such instruments, agreements and other documents as are necessary to effect the transfer and reconveyance of the Units to, and the vesting of ownership of the Units in, the Transferor free and clear of all material liabilities (contingent or otherwise) and encumbrances other than those existing under the Project Documents on the Closing Date. Such reconveyance instruments shall require: (i) return of all payments made by Transferee (or through Company) to Transferor under the Agreement or EPC Contract, plus interest accruing daily at the lesser of a rate of 13% per annum and the maximum rate permitted by applicable law; (ii) delivery by the Transferor of a letter of credit in favor of NPC to replace the Replacement LC or confirmation by the Transferor that the letter of credit delivered to NPC and in effect on the date hereof remains in effect and has not been returned by NPC; and (iii) and that Transferor shall hold harmless and indemnify Transferee for all liabilities and obligations of Solar Star pursuant to the Project Documents that may arise due to its brief ownership of the Units, except for those liabilities that arise from Transferee’s willful misconduct or negligence during the period in which it owns the Units. In furtherance of the foregoing, the Transferee agrees that it (a) shall cause the Company not to incur any material liabilities (contingent or otherwise), indebtedness, liens or encumbrances on the Company’s assets (other than as required by the Project Documents), (b) shall not transfer any of the Units until the earlier to occur of (1) the date on which all of the conditions set forth in Section 2 of this letter are satisfied and (2) the Reconveyance Date and (c) shall not breach any Project Document to which it is a party.

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5. Certificates Regarding Representations and Warranties. The certificates required to be delivered by the Transferor and the Transferee pursuant to Sections 5.1.1 and 5.2.1, respectively, of the Agreement with respect to representations and warranties of the Parties set forth in the Agreement are hereby deemed to be modified to the extent necessary to take into account the waivers set forth in this letter.

6. Continuing Covenants. Notwithstanding Section 6.5 of the Agreement, to the extent still applicable, the covenants set forth in Sections 6.1, 6.3, and 6.4 of the Agreement shall continue to bind the Parties through April 20, 2007, after which date such covenants shall be of no further force and effect.

7. Expenses. If the Reconveyance Date occurs, the Transferor agrees to reimburse the Transferee for all reasonable, documented out-of-pocket expenses incurred by the Transferee from and after the Closing Date until the Reconveyance Date in furtherance of the agreements and undertakings set forth in this letter; provided, however, in no case shall the Transferor be liable to reimburse the Transferee under this Section 6 for expenses in excess of $100,000.

8. Miscellaneous.

a. Except as specifically set forth above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

b. This letter (i) may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract and (ii) shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

c. This letter shall be governed by and interpreted in accordance with the laws of the State of California, without regard to its conflict of law provisions. Each Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this letter or for recognition or enforcement of any judgment, and each of the Parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this letter shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this letter in the courts of any jurisdiction.

d. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this letter in any court referred to above. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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e. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

* * * * *

Please sign below in the space indicated to indicate your agreement with the foregoing provisions of this letter agreement.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

Sincerely,

POWERLIGHT CORPORATION

By:	/s/ Howard Wenger
Name:	Howard Wenger
Title:

Agreed to and Accepted:

MMA NAFB POWER, LLC by MMA Solar Fund IV, GP, Inc., its general partner

By:	/s/ Matthew Cheney
Name:	Matthew Cheney
Title:	CEO

SOLAR STAR NAFB, LLC

By:	PowerLight Corporation, its Member

By:	/s/ [Illegible]
Name:
Title:

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